UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 18, 2026

Americold Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway,	South Tower, Suite 600
Atlanta,	Georgia	30328
(Address of principal executive offices)		(Zip Code)
(678) 441-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COLD	New York Stock Exchange

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Americold Realty Trust, Inc. (the "Company") 2026 Annual Meeting of Stockholders, held on Monday, May 18, 2026, the following matters were submitted to a vote of the stockholders:

Proposal One: Election of Directors

Director Nominees	For	Against	Abstain	Broker Non-Votes
Kelly H. Barrett	228,973,130	10,345,966	193,271	22,795,751
Robert L. Bass	215,783,625	23,535,374	193,368	22,795,751
Robert S. Chambers	233,525,236	5,819,940	167,191	22,795,751
Antonio F. Fernandez	210,227,677	28,799,979	484,711	22,795,751
Pamela K. Kohn	230,081,515	9,249,821	181,031	22,795,751
David J. Neithercut	230,083,527	9,187,887	240,953	22,795,751
Mark R. Patterson	178,868,292	60,412,625	231,450	22,795,751
Andrew P. Power	222,834,022	16,474,157	204,188	22,795,751
Joseph E. Reece	236,917,855	2,361,720	232,792	22,795,751
Stephen R. Sleigh	237,316,870	1,895,932	299,565	22,795,751

Proposal Two: Advisory Vote on Compensation of Named Executive Officers

For	Against	Abstain	Broker Non-Votes
214,778,376	24,244,393	489,598	22,795,751

Proposal Three: Ratification of Appointment of Independent Registered Public Accounting Firm for 2026

For	Against	Abstain
258,810,182	3,072,024	425,912

Proposal Four: Advisory Vote on Director Removal With or Without Cause

For	Against	Abstain	Broker Non-Votes
147,674,543	91,335,075	502,749	22,795,751

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 19, 2026

Americold Realty Trust, Inc.

By:	/s/ Christopher J. Papa
Name: Christopher J. Papa
Title: Executive Vice President, Chief Financial Officer